UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
January 11, 2021
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3200 Olympus Blvd, Suite 100
Dallas, Texas 75019
(Address of principal executive offices)
(972) 870-6400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
Blucora, Inc. (the “Company”) is filing this current report on Form 8-K to provide further information regarding its efforts to expedite the receipt of Economic Impact Payments (“stimulus payments” or “stimulus funds”) to customers of the Company’s TaxAct business, an online tax filing system. As acknowledged by the U.S. Internal Revenue Service (the “IRS”), many stimulus payments distributed in the first week of January were directed to incorrect bank accounts.
Since this issue first came to light, the Company has been strongly advocating for the IRS to resolve the issue as quickly as possible to ensure that all taxpayers are treated fairly. To date, the following events have occurred:
•Upon realization of its error, the IRS instructed financial institutions to return the funds to the IRS, and the IRS stated that it would reprocess those funds to the rightful recipients.
•The Company’s bank partner returned the funds to the IRS immediately, which was both required by law and intended to result in the payment of stimulus funds to customers as quickly as possible.
•Days after the return of funds by many financial institutions, the IRS then stated that it would not reprocess the funds, and individuals impacted by this error would be required to claim the stimulus payments on their tax returns to receive their stimulus payments. The IRS also stated that the financial institutions who had not yet returned the money to the IRS could re-distribute the funds to taxpayers if they were in possession of the accurate banking information. Because their financial partners had not complied with the IRS direction to return funds, certain TaxAct competitors have been able to begin distributing stimulus payments to their customers. The Company believes that the IRS action has facilitated a disparate treatment of tax software providers and ultimately U.S. taxpayers and consumers.
•The Company has strongly advocated that the IRS immediately send its customers’ stimulus payments back to the Company’s banking partner so that it can distribute stimulus funds to TaxAct’s customers as fast as possible.
•The Company understands that the IRS has thus far denied these requests and that the IRS plans to begin processing payments when the IRS master accounting system reopens on January 25, 2021. This delay is estimated to result in the receipt of stimulus funds in early February for impacted taxpayers.
•The Company continues to implore the IRS to adopt potential solutions that will allow the Company to ensure that TaxAct’s customers receive their stimulus payments more quickly.
Facilitating customers’ receipt of stimulus funds as soon as possible is of paramount importance to the Company, and the Company regrets any inconvenience or hardship that the IRS’s actions have caused its customers.
The negative consumer sentiment arising from the above-described IRS actions may lead some TaxAct customers to move to other tax software providers. Because a significant portion of TaxAct’s revenue is not generated until later in the tax season, the Company is unable to estimate the potential impact on its business at this time.
The information in Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Safe Harbor Statement Under the Private Securities and Litigation Reform Act
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to, the timing and nature of the ultimate resolution of, and the ultimate effects of, the matters discussed in this current report on Form 8-K, in addition to those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 11, 2021

BLUCORA, INC.

	By	/s/ Marc Mehlman
Marc Mehlman
Chief Financial Officer